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                                                                    EXHIBIT 10.5


                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of January 1, 2000, between Cysive, Inc., a Delaware corporation (the "COMPANY"), and John R. Lund ("EXECUTIVE") and supersedes and replaces that certain Employment Agreement dated as of September 24, 1999 by and between the parties hereto.

         The parties hereto agree as follows:

         1. EMPLOYMENT. The Company agrees to employ Executive and Executive accepts such employment for the period beginning as of the date hereof and ending on the fourth anniversary of the date hereof or upon Executive's earlier separation pursuant to SECTION 1(d) hereof (the "EMPLOYMENT PERIOD"); provided, however, that the Employment Period shall automatically be renewed for an additional two year period commencing on the fourth anniversary of the date hereof unless either the Company or the Executive gives the other at least 60 days written notice prior to the fourth anniversary of its desire to terminate this Agreement.

            (a) POSITION AND DUTIES. During the Employment Period, Executive shall serve as Chief Financial Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Financial Officer, subject to the power of the Chief Executive Officer or the Company's board of directors (the "BOARD") to expand or limit such duties, responsibilities and authority and to override actions of the Chief Financial Officer. Executive shall report to the Chief Executive Officer and Executive shall devote his best efforts and of his full business time and attention to the business and affairs of the Company and its Subsidiaries.

            (b) SALARY, BONUS AND BENEFITS. The Company will pay Executive a base salary to be determined by the Chief Executive Officer, subject to any annual increase during the Employment Period as determined by the Chief Executive Officer based upon the Company's achievements of budgetary and other objectives set by the Board (the "ANNUAL BASE SALARY"). Executive shall also be eligible to receive a bonus (the "BONUS") determined in accordance with the Company's compensation plan, as established from time to time by the compensation committee of the Board, and the Executive shall be eligible to participate in the Company's split-dollar insurance policy in accordance with
SECTION 1(c) below. Executive's Annual Base Salary and Bonus for any partial year will be prorated based upon the number of days elapsed in such year. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Chief Executive Officer and made available to the Company's senior executives, including, but not limited to, vacation time, tuition reimbursement, reimbursement of business expenses, car allowance and healthcare benefits.

            (c) SPLIT DOLLAR INSURANCE AGREEMENT. The Executive, the Company and the Insurer (as defined in the Split Dollar Insurance Agreement) shall execute a Split-Dollar Insurance Agreement whereby the Company and the Executive shall agree to "split" the premiums and benefits under a life insurance policy. Pursuant to the Split-Dollar Insurance Agreement, the Company shall procure a ten year life insurance policy naming the Executive as Owner and as the Insured. The Company shall pay to the Insurer the premiums for such insurance policy, subject to repayment by the Executive in accordance with the terms of the


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Split-Dollar Insurance Agreement. The Executive shall have the option to pay additional amounts as premiums. As security for the repayment of the premiums by the Company, the Executive shall execute the Split-Dollar Collateral Assignment whereby the Executive shall grant the Company a security interest in the life insurance policy. Executive hereby agrees that all premiums paid on Executive's behalf, and all additional contributions made by Executive, during the period ending on January 1, 2004 (such period being referred to as the "VESTING PERIOD"), shall be forfeited to the Company in the event Executive is no longer employed or engaged with the Company, provided, however, that if during the Vesting Period (A) an event constituting a Change of Control (as defined herein) of the Company occurs and (B)(i) the Executive's employment is terminated without Cause (as defined herein) or (ii) the Executive terminates his employment with Good Reason (as defined herein), in either case where such termination occurs within one (1) year of the date of Change of Control takes place, then Executive shall be entitled to receive all premiums paid and all additional contributions made with respect to such Split-Dollar Agreement.

            During the period beginning at the end of the Vesting Period and ending on the termination date of the Split Dollar Agreement, portions of the cash surrender value of the life insurance policy shall be included in Executive's form W-2 as compensation for services. The Company shall provide Executive an additional cash bonus in order to compensate Executive for additional income tax liability resulting from the inclusion of the cash surrender value of the life insurance policy in Executive's form W-2.

            (d) SEPARATION. Executive's employment by the Company during the Employment Period will continue until Executive's resignation at any time or until Executive's disability or death or until the Chief Executive Officer terminates Executive's Employment at any time during the Employment Period (the "SEPARATION"). If the Employment Period is terminated by the Executive without Good Reason, then the termination will be effective thirty (30) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board or the Chief Executive Officer without Cause or by the Executive with Good Reason, then the termination will be effective fifteen (15) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board or the Chief Executive Officer with Cause, termination will be effective fifteen (15) days after the date of delivery of written notice of termination. If the Employment Period is terminated by the Board or the Chief Executive Officer with Cause or by the Executive without Good Reason, then the Executive shall be entitled to receive his Annual Base Salary and all fringe benefits only through the effective date of termination. If the Employment Period is terminated by the Board or the Chief Executive Officer without Cause or by the Executive with Good Reason, then the Executive shall be entitled to receive his Annual Base Salary and all fringe benefits for one year from the effective date of termination (such payments and fringe benefits are referred hereinafter as the "SEVERANCE PAYMENT") payable over time in accordance with normal payroll practices. In addition, in the event the Employment Period is terminated by the Board or the Chief Executive Officer without Cause or by the Executive with Good Reason, then all Executive's unvested options as of the date of notification of termination shall immediately and unconditionally vest. If the Employment Period is terminated due to death, then the Annual Base Salary and medical insurance will be continued through the next full calendar month following the month in which the Executive died. If the Employment Period is terminated due to Disability (as defined herein), then the Annual Base Salary, medical insurance and disability insurance will be continued until


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the last day of the six-month period following the Disability; provided, however, that such Annual Base Salary shall be reduced by the amount of any disability income payments made to the Executive during such six-month period from any insurance or other policies provided by the Company. In the event Executive is owed amounts under this SECTION 1(d), such amounts may be withheld by the Company upon a breach or threatened breach of the terms and conditions of
SECTION 3 below.

         2. CONFIDENTIAL INFORMATION

            (a) Executive acknowledges that the Company is engaged in the business of software engineering and it builds and implements complex and highly customized systems supporting large scale electronic commerce businesses (the "BUSINESS"). Executive further acknowledges that the Business and its continued success depend upon the use and protection of a large body of confidential and proprietary information, and that he holds a position of trust and confidence by virtue of which he necessarily possesses, has access to and, as a consequence of his signing this Agreement, will continue to possess and have access to, highly valuable, confidential and proprietary information of the Company not known to the public in general, and that it would be improper for him to make use of this information for the benefit of himself and others. All of such confidential and proprietary information now existing or to be developed in the future will be referred to in this Agreement as "CONFIDENTIAL INFORMATION." This includes, without limitation, information relating to the nature and operation of the Business or any other business conducted by the Company, the persons, firms and corporations which are customers or active prospects of the Company during Executive's employment by the Company, the Business' development transition and transformation plans, methodology and methods of doing business, strategic, acquisition, marketing and expansion plans, including plans regarding planned and potential acquisitions and sales, financial and business plans, employee lists, numbers and location of sales representatives, new and existing programs and services (and those under development), prices and terms, customer service, integration processes requirements, costs of providing service, support and equipment and equipment maintenance costs. Confidential Information shall not include any information that has become generally known to, and available for use by, the public other than as a result of Executive's acts or omissions in contravention of the terms and provisions of this Agreement.

            (b) Disclosure of any Confidential Information of the Company shall not be prohibited if such disclosure is directly pursuant to a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Executive shall first have given prompt notice to the Company of any such possible or prospective order (or proceeding pursuant to which any such order may result) and (ii) Executive shall afford the Company a reasonable opportunity to prevent or limit any such disclosure.

            (c) During the Employment Period and for a period of three (3) years thereafter, Executive will preserve and protect as confidential all of the Confidential Information known to Executive or at any time in Executive's possession. In addition, during the Employment Period and at all times thereafter, Executive will not disclose to any unauthorized person or use for his own account any of such Confidential Information without the Board's or the Chief Executive Officer's written consent. Executive agrees to deliver to the Company at a Separation, or at any other time the Company may request in writing, all memoranda, notes,


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plans, records, reports and other documents (and copies thereof) containing or otherwise relating to any of the Confidential Information (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control. Executive acknowledges that all such memoranda, notes, plans, records, reports and other documents are, and at all times shall be and shall remain, the property of the Company.

            (d) Executive will fully comply with any agreement reasonably required by any of the Company's customers, both actual and potential, business partners, suppliers or contractors with respect to the protection of the confidential and proprietary information of such persons or entities.

         3. NONCOMPETITION AND NONSOLICITATION. Executive acknowledges that in the course of his employment with the Company, he will become familiar with the Confidential Information concerning the Company and the Business, including without limitation customer lists and contacts, and that his services will be of special, unique and extraordinary value to the Company. Executive agrees that the Company has a protectable interest in the Confidential Information acquired by Executive during the course of his employment with the Company. Therefore, Executive agrees to the following:

            (a) Noncompetition. So long as Executive is employed or affiliated with the Company and for an additional one (1) year thereafter, he shall not, anywhere within 50 miles of any of the Company's offices in the United States, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in, any customer or any business actually competing with the Business of the Company, in whole or in part, at the time of termination.

            (b) Nonsolicitation. So long as Executive is employed or affiliated with the Company and for an additional two (2) years thereafter, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire any person who was an employee of the Company within one year prior to the time such employee was hired by the Executive, (iii) induce or attempt to induce any owner of a customer, supplier, licensee or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company, or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the Business of the Company and with which, to Executive's knowledge, the Company has entertained discussions or has requested and received information relating to the acquisition of such Business by the Company in the one-year period immediately preceding a Separation.

            (c) Enforcement. If, at the time of enforcement of SECTION 2 or
SECTION 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or geographical area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and geographical area permitted by law. Because Executive's services are unique and because Executive has access to Confidential Information,


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the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of SECTION 2 or SECTION 3 of this Agreement, the Company or any of its successors or assigns shall, in addition to other rights and remedies existing in its favor, be entitled to specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions of
SECTION 2 or SECTION 3 from any court of competent jurisdiction.

            (d) Additional Acknowledgments. Executive acknowledges that the provisions of this Section are in consideration of: (i) employment with the Company and (ii) additional good and valuable consideration as set forth in this Agreement. Executive expressly agrees and acknowledges that the restrictions contained in SECTION 2 and SECTION 3 do not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to the Executive of its enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of the Confidential Information. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

            (e) Executive's Representations and Warranties. Executive represents and warrants that he has full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement that would prevent or restrict him in any way from rendering the services hereunder anywhere in the world, and that his past, present and anticipated future activities have not, and will not, infringe on the proprietary rights of others. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to promote the interests of the Company or which would conflict with the Company's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as an officer, director or employee by Executive, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Executive is now obligated.

            (f) Notwithstanding the foregoing, the terms and conditions of
SECTION 3(a) shall be inoperative and shall have no further effect, and Executive shall have no continuing obligation with respect thereto, upon (A) the occurrence of an event which constitutes a Change of Control (as defined herein) of the Company and (B)(i) the termination of Executive's employment without Cause (as defined herein) or (ii) termination of employment by Executive with Good Reason (as defined herein), in either case within one (1) year of the date on which the Change of Control takes place.

         4. DEFINITIONS.

         "BENEFICIAL OWNER" means a beneficial owner within the meaning of Rule 13d-3 under


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the Exchange Act.

         "CAUSE" means (i) the commission of a felony or a crime involving moral turpitude or the intentional commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its customers or suppliers, (ii) conduct tending to bring the Company into public disgrace or disrepute, (iii) substantial and repeated failure to perform duties of the office held by Executive as reasonably directed by the Board or the Chief Executive Officer not cured within fifteen (15) days after written notice thereof, (iv) gross negligence or willful misconduct with respect to the Company, its customer, suppliers or employees or (v) any breach of Section 2 or
Section 3 of this Agreement by Executive.

         "CHANGE OF CONTROL" means: (A) the dissolution or liquidation of the Company or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (B) the sale of substantially all of the assets of the Company to another entity or
(C) any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any person or entity (or person or entities acting as a group or otherwise in concert), owning fifty percent (50%) or more of the combined voting power of all classes of securities of the Company (other than persons who are shareholders or affiliates of the Company at the time the Plan is approved by the Company's shareholders.

         "DISABILITY" means a physical or mental condition which, for a continuous period of at least six (6) months, has or will prevent the Executive from performing his duties on a full time basis and in a professional and consistent manner. Any dispute as to the Executive's Disability shall be referred to and resolved by a licensed physician selected and approved by the Board.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

         "GOOD REASON" means Executive's resignation within 30 days after his discovery of any material breach of Section 1 of this Agreement by the Company which is not cured within thirty (30) business days after written notice thereof from Executive.

         "PERSON" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         5. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

         If to the Company:

             Cysive, Inc.
             11480 Sunset Hills Road
             Reston, VA  20190
             Attention:    Nelson A. Carbonell, Jr. and Joseph M. Boyle


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         If to the Executive:

             John R. Lund
             Cysive, Inc.
             11480 Sunset Hills Road
             Reston, VA  20190

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

         6. GENERAL PROVISIONS.

            (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

            (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

            (e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Virginia.

            (f) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages


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may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

            (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

            (h) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's principal place of business is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

            (i) Termination. This Agreement (except for the provisions of Sections 1(a) and 1(b)) shall survive a Separation and shall remain in full force and effect after such Separation.


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         IN WITNESS WHEREOF, the parties hereto have executed this Executive
Employment Agreement on the date first written above.


                                   CYSIVE, INC.

                                   By: /s/ NELSON A. CARBONELL, JR.
                                       ------------------------------------
                                       Name:  Nelson A. Carbonell, Jr.
                                       Title: Chairman, President and Chief
                                              Executive Officer


                                   EXECUTIVE

                                   /s/ JOHN R. LUND
                                   ----------------------------------------
                                   John R. Lund


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